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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report included in this Registration Statement File No. 333-62350 (the "Registration Statement") and to the incorporation by reference in this Registration Statement of our report dated February 16, 2001 included in Neuberger Berman Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

New York, New York

June 28, 2001


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